Exhibit 99.1

For Immediate Release

NR 15-0801

Media Contact: Paul Dickard VP, External Communications 646.432.8473 Paul.Dickard@aecom.com	Investor Contact: Will Gabrielski VP, Investor Relations 213.593.8208 William.Gabrielski@aecom.com

AECOM reports third-quarter fiscal year 2015 results

Financial Highlights

•                  Wins of $4.8 billion driven by a book-to-burn ratio1 of 1.5 in Americas design business.

•                  Free cash flow3 of $150 million; YTD free cash flow of $427 million.

•                  Company affirms 2015 to 2017 annual $600 million to $800 million free cash flow target.

•                  Q3 debt reduction of $95 million; $550 million in FY15 since the close of the transaction.

•                  Adjusted EPS2 of $0.74; solid performance offset by $0.09 lower-than-expected benefit from non-cash normal profit.

•                 On track to achieve full-year synergy savings run-rate of $180 million.

•                 Company adjusts fiscal year 2015 adjusted EPS2 guidance to $3.05 to $3.45 to reflect lower non-cash normal profit.

LOS ANGELES (Aug. 11, 2015) — AECOM (NYSE: ACM), the world’s #1-ranked engineering design firm, reported third-quarter revenue of $4.5 billion today. The net loss4 and loss per share5 were $17 million and $0.11, respectively. On an adjusted basis, diluted earnings per share2 were $0.74 for the quarter. As discussed below, normal profit contributed $0.02 to adjusted EPS, which is $0.09 lower than the company anticipated.

	Third Quarter
($ in millions, except EPS)	Q3 FY14	Q3 FY15	YOY% Change
Revenue	$1,968	$4,550	131%
Operating Income	$92	$41	(55%)
Net Income (Loss)[4]	$69	($17)	NM
Adjusted EPS[2]	$0.79	$0.74	(6%)
Free Cash Flow[3]	$63	$150	137%

Note: All comparisons are year over year unless otherwise noted.

“We delivered $4.8 billion in wins and made substantial progress on our integration efforts,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “Additionally, we entered the final quarter of our fiscal year with strong momentum in our pipeline, which reflects the breadth of our capabilities as well as our broad geographic and end-market exposure.”

“We continue to execute well against the priorities we set at the beginning of the year,” said Stephen M. Kadenacy, AECOM’s president and chief financial officer. “This marks the third consecutive quarter of strong cash flow and debt reduction and keeps us on track with our capital allocation priorities.”

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Wins and Backlog

Wins in the quarter of $4.8 billion were driven by growth in the design business in the Americas region, which had a book-to-burn ratio1 of 1.5. After adjusting for acquisitions, total backlog grew two percent. The company’s total book-to-burn ratio1 was 1.1 for the quarter, with total backlog at June 30, 2015, of $40.4 billion.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services (DCS), Construction Services (CS), and Management Services (MS).

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in major end markets such as transportation, facilities, environmental, energy, water and government.

Revenue of $2.0 billion increased 49 percent. Constant-currency6 organic revenue decreased four percent. Adjusted operating income7 was $145 million, an increase of 48 percent.

Construction Services (CS)

The CS segment provides construction services for energy, commercial, industrial and public and private infrastructure clients.

Revenue in the quarter was $1.7 billion. On an organic basis, revenue increased 54 percent. Adjusted operating income7 was $11 million. Results were favorably impacted by strong performance in the building construction business.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services, primarily for agencies of the U.S. government, national governments around the world, and commercial customers.

Revenue increased 296 percent to $852 million. Adjusted operating income7 was $93 million, benefiting from the strength of acquired operations and strong project execution.

Tax Rate

Inclusive of the non-controlling interest deduction — and excluding acquisition and integration related expenses, financing charges in interest expense, and amortization of intangible assets — the effective adjusted tax rate was 26.9 percent.

Impact of Acquisition-Related Accounting Items

AECOM continues to evaluate the accounting impact of recently completed acquisitions. Due to further analysis, the positive full-year adjusted EPS impact from acquisition-related accounting items is now expected to total $0.19, which is $0.11 below the company’s prior expectation. Non-cash normal profit contributed $0.02 to fiscal third quarter adjusted earnings, which is $0.09 below the company’s prior expectation. AECOM expects to recognize an $0.08 benefit from non-cash normal profit during the fiscal fourth quarter. The company’s 2015 adjusted earnings per share guidance reflect these impacts.

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Cash Flow

Free cash flow3 for the quarter was $150 million. In the first nine months of the fiscal year, AECOM generated free cash flow of $427 million.

Balance Sheet

As of June 30, 2015, AECOM had $606 million of total cash and cash equivalents, $4.77 billion of debt and $976 million in unused capacity under the $1.05-billion revolving credit facility.

Fiscal 2015 Outlook

AECOM is modifying its adjusted EPS2 guidance for fiscal year 2015, which is estimated to be $3.05 to $3.45. The change reflects lower non-cash normal profit estimates. Business trends underlying updated adjusted earnings guidance remain consistent with the firm’s prior outlook. The mid-point of the range assumes approximately $110 million of realized cost-synergy benefits from the URS combination.

In addition, the company continues to expect full-year interest expense of approximately $220 million, an adjusted tax rate8 of approximately 30%, and a full-year share count of 151 million. Capital expenditures9 are now forecast at approximately $110 million, down from the prior forecast of approximately $160 million. Depreciation expense is expected to be approximately $200 million.

Adjusted EPS guidance for fiscal year 2015 excludes the amortization of intangible assets, financing charges in interest expense, and acquisition and integration expenses. In total, these items are expected to result in a pre-tax expense of approximately $790 million10 for the year.

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

1 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period.

2 Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, and the amortization of intangible assets.

3 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

4 Defined as attributable to AECOM.

5 Defined as attributable to AECOM, basic.

6 Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

7 Excluding intangible amortization.

8 Inclusive of the non-controlling interest deduction and excluding acquisition and integration related expenses, financing charges in interest expense, amortization of intangible assets, and unusual discrete items.

9 Capital expenditures, net of proceeds from disposals.

10 Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM is a premier, fully integrated professional and technical services firm positioned to design, build, finance and operate infrastructure assets around the world for public- and private-sector clients. The firm’s global staff — including architects, engineers, designers, planners, scientists and management and construction services professionals — serves clients in over 150 countries around the world, AECOM is ranked as the #1 engineering design firm by revenue in Engineering News-Record magazine’s annual industry rankings, and has been recognized by Fortune magazine as a World’s Most Admired Company. The firm is a leader in all of the key markets that it serves, including transportation, facilities, environmental, energy, oil and gas, water, high-rise buildings and government. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering customized and creative solutions that meet the needs of clients’ projects. A Fortune 500 firm, AECOM companies, including URS Corporation and Hunt Construction Group, had revenue of approximately $19 billion during the 12 months ended June 30, 2015. More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, amortization, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward looking statements include, but are not limited to, the following:  demand for our services is cyclical; uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business. We are also providing additional non-GAAP financial measures to reflect the impact of the URS acquisition. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2014	June 30, 2015	% Change	June 30, 2014	June 30, 2015	% Change

Revenue	$1,968,155	$4,549,578	131.2%	$5,794,254	$13,266,243	129.0%
Cost of revenue	1,859,615	4,423,060	137.8%	5,520,109	12,901,683	133.7%
Gross profit	108,540	126,518	16.6%	274,145	364,560	33.0%

Equity in earnings of joint ventures	5,896	27,776	371.1%	49,415	76,328	54.5%
General and administrative expenses	(15,067)	(24,418)	62.1%	(65,361)	(88,553)	35.5%
Acquisition and integration expenses	(7,837)	(88,495)	n/m	(7,837)	(318,557)	n/m
Income from operations	91,532	41,381	(54.8)%	250,362	33,778	(86.5)%

Other income	1,034	10,128	879.5%	856	11,669	n/m
Interest expense	(9,797)	(60,220)	514.7%	(30,722)	(239,581)	679.8%
Income (loss) before income tax expense	82,769	(8,711)	(110.5)%	220,496	(194,134)	(188.0)%

Income tax expense (benefit)	13,677	(8,464)	(161.9)%	52,367	(96,424)	(284.1)%

Net income (loss)	69,092	(247)	(100.4)%	168,129	(97,710)	(158.1)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	148	(16,945)	n/m	(2,301)	(58,191)	n/m

Net income (loss) attributable to AECOM	$69,240	$(17,192)	(124.8)%	$165,828	$(155,901)	(194.0)%

Net income (loss) attributable to AECOM per share:
Basic	$0.71	$(0.11)	(115.5)%	$1.71	$(1.05)	(161.4)%
Diluted	$0.70	$(0.11)	(115.7)%	$1.69	$(1.05)	(162.1)%

Weighted average shares outstanding:
Basic	97,483	151,697	55.6%	96,933	148,214	52.9%
Diluted	98,956	151,697	53.3%	98,295	148,214	50.8%

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AECOM

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2014	June 30, 2015
Balance Sheet Information:
Total cash and cash equivalents	$574,188	$605,900
Accounts receivable – net	2,654,976	4,985,309
Working capital	978,344	1,460,163
Total debt	1,003,978	4,773,058
Total assets	6,123,377	14,236,126
Total AECOM stockholders’ equity	2,186,517	3,474,924

	Three Months Ended		Nine Months Ended
	June 30, 2014	June 30, 2015	June 30, 2014	June 30, 2015
Cash Flow Information:
Net cash provided by operating activities	$79,713	$153,802	$185,709	$486,404
Capital expenditures, net	(16,411)	(3,669)	(49,578)	(59,256)
Free cash flow	$63,302	$150,133	$136,131	$427,148

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended June 30, 2015
Revenue	$1,993,491	$1,704,409	$851,678	$-	$4,549,578
Cost of revenue	1,892,413	1,714,791	815,856	-	4,423,060
Gross profit	101,078	(10,382)	35,822	-	126,518
Equity in earnings of joint ventures	3,035	6,413	18,328	-	27,776
General and administrative expenses	-	-	-	(24,418)	(24,418)
Acquisition and integration expenses	-	-	-	(88,495)	(88,495)
Income (loss) from operations	$104,113	$(3,969)	$54,150	$(112,913)	$41,381

Gross profit as a % of revenue	5.1%	(0.6)%	4.2%	-	2.8%

Three Months Ended June 30, 2014
Revenue	$1,339,766	$413,578	$214,811	$-	$1,968,155
Cost of revenue	1,247,074	409,174	203,367	-	1,859,615
Gross profit	92,692	4,404	11,444	-	108,540
Equity in earnings of joint ventures	1,050	1,181	3,665	-	5,896
General and administrative expenses	-	-	-	(15,067)	(15,067)
Acquisition and integration expenses	-	-	-	(7,837)	(7,837)
Income (loss) from operations	$93,742	$5,585	$15,109	$(22,904)	$91,532

Gross profit as a % of revenue	6.9%	1.1%	5.3%	-	5.5%

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Nine Months Ended June 30, 2015
Revenue	$5,921,107	$4,879,626	$2,465,510	$-	$13,266,243
Cost of revenue	5,720,671	4,852,173	2,328,839	-	12,901,683
Gross profit	200,436	27,453	136,671	-	364,560
Equity in earnings of joint ventures	3,094	16,983	56,251	-	76,328
General and administrative expenses	-	-	-	(88,553)	(88,553)
Acquisition and integration expenses	-	-	-	(318,557)	(318,557)
Income (loss) from operations	$203,530	$44,436	$192,922	$(407,110)	$33,778

Gross profit as a % of revenue	3.4%	0.6%	5.5%	-	2.7%

Segment assets	$7,232,673	$3,182,175	$3,186,745	$634,532	$14,236,125

Contracted backlog	$8,508,279	$9,942,134	$4,271,229	$-	$22,721,642
Awarded backlog	5,414,059	7,696,625	4,586,571	-	17,697,255
Total backlog	$13,922,338	$17,638,759	$8,857,800	$-	$40,418,897

Nine Months Ended June 30, 2014
Revenue	$3,948,054	$1,181,189	$665,011	$-	$5,794,254
Cost of revenue	3,725,050	1,165,754	629,305	-	5,520,109
Gross profit	223,004	15,435	35,706	-	274,145
Equity in earnings of joint ventures	33,368	3,274	12,773	-	49,415
General and administrative expenses	-	-	-	(65,361)	(65,361)
Acquisition and integration expenses	-	-	-	(7,837)	(7,837)
Income (loss) from operations	$256,372	$18,709	$48,479	$(73,198)	$250,362

Gross profit as a % of revenue	5.6%	1.3%	5.4%	-	4.7%

Segment assets	$4,166,640	$833,344	$455,134	$298,625	$5,753,743

Contracted backlog	$6,253,109	$2,442,976	$861,415	$-	$9,557,500
Awarded backlog	3,728,474	5,513,650	1,687,552	-	10,929,676
Total backlog	$9,981,583	$7,956,626	$2,548,967	$-	$20,487,176

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended June 30, 2015			Nine Months Ended June 30, 2015
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,549.6	$2,509.0	$2,040.6	$13,266.2	$7,256.7	$6,009.5
Design & Consulting Services	1,993.5	777.0	1,216.5	5,921.1	2,216.8	3,704.3
Construction Services	1,704.4	1,068.2	636.2	4,879.6	3,159.1	1,720.5
Management Services	851.7	663.8	187.9	2,465.5	1,880.8	584.7

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015
EBITDA	$144.5	$111.5	$89.0	$115.9	$127.2	$116.8	$143.4	$167.7
Less: Interest expense[1]	(9.6)	(9.8)	(10.0)	(9.2)	(9.5)	(115.4)	(56.7)	(56.2)
Add: Interest income[2]	0.4	0.4	0.3	0.6	0.9	1.6	1.2	1.0
Less: Depreciation and amortization[3]	(23.0)	(22.2)	(23.9)	(24.4)	(24.9)	(154.2)	(163.4)	(138.1)

Income (loss) attributable to AECOM before income taxes	112.3	79.9	55.4	82.9	93.7	(151.2)	(75.5)	(25.6)
Less: Income tax expense (benefit)	35.8	23.5	15.2	13.7	29.6	(12.2)	(75.8)	(8.4)

Net income (loss) attributable to AECOM	$76.5	$56.4	$40.2	$69.2	$64.1	$(139.0)	$0.3	$(17.2)

1 Excludes related amortization                             2 Included in other income                             3 Includes the amount for noncontrolling interests in consolidated subsidiaries

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2014	Mar 31, 2015	Jun 30, 2015
Short-term debt	$27.9	$11.7	$8.2
Current portion of long-term debt	38.5	164.6	162.4
Long-term debt	977.0	4,691.6	4,602.5
Total debt	1,043.4	4,867.9	4,773.1
Less: Total cash and cash equivalents	510.1	612.6	605.9
Net debt	$533.3	$4,255.3	$4,167.2

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2014	Mar 31, 2015	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015
Net cash provided by operating activities	$79.7	$50.0	$153.8	$185.7	$486.4
Capital expenditures, net	(16.4)	(30.6)	(3.7)	(49.6)	(59.3)
Free cash flow	$63.3	$19.4	$150.1	$136.1	$427.1

	Fiscal Years Ended Sep 30,
	2012	2013	2014
Net cash provided by operating activities	$433.4	$408.6	$360.6
Capital expenditures, net	(62.9)	(52.1)	(62.8)
Free cash flow	$370.5	$356.5	$297.8

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AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of reported amounts to adjusted amounts excluding acquisition and integration expenses, amortization of intangible assets and financing charges in interest expense

	Three Months Ended			Nine Months Ended
	Jun 30, 2014	Mar 31, 2015	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015

Income from operations	$91.6	$6.5	$41.3	$250.4	$33.6
Acquisition and integration expenses	7.8	91.6	88.5	7.8	318.6
Amortization of intangible assets	5.9	111.7	94.1	17.4	320.0
Adjusted income from operations	$105.3	$209.8	$223.9	$275.6	$672.2

Income (loss) before income tax expense	$82.8	$(55.2)	$(8.7)	$220.5	$(194.2)
Acquisition and integration expenses	7.8	91.6	88.5	7.8	318.6
Amortization of intangible assets	5.9	111.7	94.1	17.4	320.0
Financing charges in interest expense	-	4.0	3.9	-	75.9
Adjusted income before income tax expense	$96.5	$152.1	$177.8	$245.7	$520.3

Income tax expense (benefit)	$13.8	$(75.8)	$(8.5)	$52.5	$(96.5)
Tax effect of the above adjustments	4.0	112.7	50.3	7.3	221.9
Adjusted income tax expense	$17.8	$36.9	$41.8	$59.8	$125.4

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$0.2	$(20.4)	$(16.9)	$(2.2)	$(58.2)
Amortization of intangible assets included in NCI, net of tax	(0.8)	(5.6)	(5.6)	(1.6)	(18.6)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(0.6)	$(26.0)	$(22.5)	$(3.8)	$(76.8)

Net income (loss) attributable to AECOM	$69.2	$0.2	$(17.1)	$165.8	$(155.9)
Acquisition and integration expenses	7.8	91.6	88.5	7.8	318.6
Amortization of intangible assets	5.9	111.7	94.1	17.4	320.0
Financing charges in interest expense	-	4.0	3.9	-	75.9
Tax effect of the above adjustments	(4.0)	(112.7)	(50.3)	(7.3)	(221.9)
Amortization of intangible assets included in NCI, net of tax	(0.8)	(5.6)	(5.6)	(1.6)	(18.6)
Adjusted net income attributable to AECOM	$78.1	$89.2	$113.5	$182.1	$318.1

Net income (loss) attributable to AECOM – per diluted share	$0.70	$-	$(0.11)*	$1.69	$(1.05)*
Per diluted share adjustments:
Acquisition and integration expenses	0.08	0.60	0.58	0.08	2.12
Amortization of intangible assets	0.06	0.73	0.61	0.18	2.13
Financing charges in interest expense	–	0.03	0.03	-	0.52
Tax effect of the above adjustments	(0.04)	(0.74)	(0.33)	(0.08)	(1.48)
Amortization of intangible assets included in NCI, net of tax	(0.01)	(0.04)	(0.04)	(0.02)	(0.12)
Adjusted net income attributable to AECOM – per diluted share	$0.79	$0.58	$0.74	$1.85	$2.12

* Basic and dilutive GAAP EPS calculations use the same share count because of a net loss to avoid any antidilutive effect; however, the adjusted EPS includes dilutive shares excluded in the GAAP EPS.

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AECOM

Regulation G Information

($ in millions)

Reconciliation of reported amounts to adjusted amounts excluding acquisition and integration expenses, amortization of intangible assets and financing charges in interest expense

	Three Months Ended			Nine Months Ended
	Jun 30, 2014	Mar 31, 2015	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015

EBITDA	$11.9	$143.4	$167.7	$212.4	$427.9
Acquisition and integration expenses	111.8	91.6	88.5	111.8	318.6
Depreciation expense included in acquisition and integration expense line above	-	(8.3)	(6.0)	-	(14.3)
Adjusted EBITDA	$123.7	$226.7	$250.2	$324.2	$732.2

Design & Consulting Services Segment:
Income from operations	$93.7	$51.6	$104.1	$256.4	$203.5
Amortization of intangible assets	4.6	56.6	40.9	13.1	147.4
Adjusted income from operations	$98.3	$108.2	$145.0	$269.5	$350.9

Construction Services Segment:
Income (loss) from operations	$5.6	$7.2	$(4.0)	$18.8	$44.4
Amortization of intangible assets	0.8	19.0	14.8	2.4	65.7
Adjusted income from operations	$6.4	$26.2	$10.8	$21.2	$110.1

Management Services Segment:
Income from operations	$15.1	$69.2	$54.2	$48.4	$193.0
Amortization of intangible assets	0.6	36.1	38.4	1.9	106.9
Adjusted income from operations	$15.7	$105.3	$92.6	$50.3	$299.9

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